UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 27, 2016

Pfenex Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36540	27-1356759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10790 Roselle Street

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 352-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2016, the Compensation Committee of our Board of Directors approved (i) the annual base salaries for fiscal 2016 for our named executive officers and (ii) the payment of various cash bonuses for the fiscal year ended December 31, 2015 for our named executive officers pursuant to our 2015 Incentive Compensation Plan (“2015 Bonus Plan”).

The following is a summary of (i) the annual base salaries for fiscal 2015 for our named executive officers, (ii) the annual base salaries for fiscal 2016 for our named executive officers, and (iii) the payments made, or to be made, to our named executive officers for fiscal 2015 pursuant to our 2015 Bonus Plan:

Name	Position	Annual Base Salary (Fiscal 2015)	Annual Base Salary (Fiscal 2016)		2015 Non-Equity Incentive Plan Compensation
Dr. Bertrand C. Liang	President, Chief Executive Officer, and Secretary	$490,000	$529,200	(1)	$245,000
Dr. Paul A. Wagner	Chief Financial Officer	$300,000	$330,000	(1)	$75,000
Dr. Hubert Chen	Chief Medical Officer	$290,000	$330,600	(1)	$69,600

(1)	Base salary increases are effective as of January 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFENEX INC.

Date: January 29, 2016	By:	/s/ Paul Wagner
Paul Wagner Chief Financial Officer